UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 28, 2014
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

866 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement.

The description of the sixth amendment to the Secured Promissory Note and Loan and Security Agreement (the “Sixth Amendment”) among DLH Solutions, Inc., DLH Holdings Corp. and Presidential Financial Corporation under Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2014, DLH Holdings Corp. (“DLH”), DLH Solutions, Inc. (the “Borrower” and together with DLH, the “Company”), a wholly-owned subsidiary of DLH, and Presidential Financial Corporation (the “Lender”) entered into the Sixth Amendment to the Secured Promissory Note and Loan and Security Agreement (the “Loan Agreement”). The Sixth Amendment is dated as of March 27, 2014.

Pursuant to the Sixth Amendment, the Lender agreed to reduce certain of the payments and fees that the Company may be obligated to make under the Loan Agreement, including reducing the applicable interest rate on borrowings under the Loan Agreement. In addition, the parties amended the Loan Agreement to extend the term of the available line of credit to July 29, 2015, which term will automatically renew for subsequent twelve month terms unless terminated by either party as set forth in the Loan Agreement. Further, under the Sixth Amendment, the Loan Agreement was amended to reduce the duration of the early termination fee which may be assessed against the Company.

The foregoing summary of the Sixth Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is attached to this Current Report on Form 8-K:

	Exhibit Number	Exhibit Title or Description
	10.1	Sixth Amendment to Secured Promissory Note and Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: April 02, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Secured Promissory Note and Loan Agreement

4